UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 11, 2017

Hoverink Biotechnologies Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware 000-54830 46-3590875

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(IRS Employer Identification No.)

1801 Century Park E., 24th Floor

Los Angeles, California

 90067

 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

866-443-4666

Former name or former address, if changed since last report:

Hoverink International Holdings, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws;

On September 8th, 2017, “Hoverink International Holdings, Inc., a Delaware corporation, (the “ Company ”), with the approval of its board of directors and shareholders owning a majority of the Company’s issued and outstanding shares by written consent in lieu of a meeting, filed a Certificate of Change (the “ Certificate of Change ”) with the Secretary of State of Delaware.

 As a result of the Certificate of Change, the Company will be changing its name to “Hoverink Biotechnologies, Inc.” , effective as of September 11, 2017.

A copy of the Certificate of Change is filed as Exhibit 3.1 hereto, and is incorporated herein by reference in its entirety.

The Company has submitted an Issuer Company-Related Action Notification Form to FINRA regarding the Name Change; FINRA’s approval is currently pending.

The Company will file a subsequent Current Report on Form 8-K upon receipt of approval from FINRA announcing the effectiveness of the Name Change and the Company’s new CUSIP number.

Item 9.01  Financial Statement and Exhibits

(d) Exhibits

Exhibit No.

Description

EX 3.1- 10 HOVERINK BIOTECHNOLOGIES, INC. Certificate of Amendment 9-12-17.pdf (4,316K)

EX 3.2 - 10 2016 Hoverink Consent of Board of Directors NAME CHANGE.pdf (114K)

EX 3.3 - 10 HOVERINK BIOTECHNOLOGIES, INC. Certificate of Amendment 9-12-17.pdf (4,316K)

K  ARTICLES OF INC.pdf (221K)

EX 3.4 - 10 BY LAWS HOVERINK BIOTECHNOLOGIES.docx (126K)

EX 3.5 - 10 Hoverink RESOLUTION TO AMEND OUR BYLAWS.pdf (114K)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hoverink Biotechnologies,  Inc.

Date: September 14th 2017

Debbie Mae Carter

                                                                         Chief Executive Officer